Exhibit 99.1

For Immediate Release

CONTACTS:
Entertainment Gaming Asia Inc.
Traci Mangini
TraciMangini@EGT-Group.com
872/802-4227

NASDAQ GRANTS ENTERTAINMENT GAMING ASIA SIX-MONTH EXTENSION TO REGAIN MINIMUM BID PRICE COMPLIANCE

Hong Kong – October 17, 2014 – Entertainment Gaming Asia Inc. (NASDAQ: EGT) (“Entertainment Gaming Asia” or “the Company”), a gaming company focused on emerging gaming markets in Pan-Asia, today announced that on October 15, 2014, the Company was notified by The NASDAQ Stock Market LLC (“NASDAQ”) that it has granted the Company an additional 180-day grace period, or until April 13, 2015, to regain compliance with the minimum $1.00 bid price per share listing requirement. The determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market with the exception of the bid price requirement, and the Company's intent to cure the deficiency during the second compliance grace period by effecting a reverse stock split, if necessary.

According to the notification, if at any time during the second 180-day grace period, the minimum closing bid price per share of the Company’s common stock closes at or above $1.00 for a period of ten consecutive business days, the Company will regain compliance and the matter will be closed.  If the Company fails to regain compliance by the end of the second 180-day grace period, the Company’s common stock will be subject to delisting by NASDAQ.

During the second 180-calendar day grace period, the Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol "EGT". Therefore, the notification has no immediate impact on the listing of the Company’s common stock.

The Company will work to regain listing compliance and believes that it has options available to ensure continued listing on NASDAQ. Management and the Board of Directors are evaluating these options to determine the optimal course of action. As of yesterday, the closing bid price of the Company’s shares was $0.58, and it will actively monitor the performance of the stock with respect to the listing standards.

– more –

NASDAQ Grants Entertainment Gaming Asia Extension to Regain Listing Compliance, 10/17/2014

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NASDAQ: EGT) is a gaming company in Pan-Asia engaged in the leasing of electronic gaming machines on a revenue sharing basis to the gaming industry in Cambodia and the Philippines and the development and operation of casinos and gaming venues in the Indo-China region under its “Dreamworld” brand.  The Company also manufactures and sells RFID and traditional gaming chips and plaques to major casinos under its “Dolphin” brand.  For more information please visit www.EGT-Group.com.

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the Company’s ability to ensure continued listing on The NASDAQ Capital Market. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the Company may be unable to develop and implement a plan to ensure the continued listing of its common shares on The NASDAQ Capital Market and other risks set forth in Entertainment Gaming Asia’s annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014 and subsequently filed quarterly reports on Form 10-Q. Entertainment Gaming Asia cautions readers not to place undue reliance on any forward-looking statements. Entertainment Gaming Asia does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

# # #